Exhibit 10.1

RECEIVABLES PURCHASE AGREEMENT

between

HYUNDAI CAPITAL AMERICA,

as Seller,

and

Hyundai ABS Funding, LLC,

as Depositor

Dated as of March 12, 2025

(2025-A Receivables Purchase Agreement)

Table of Contents

i	(2025-A Receivables Purchase Agreement)

Table of Contents

(continued)

Page

SCHEDULE I	Schedule of Receivables	I-1

EXHIBIT A	Representations and Warranties as to the Receivables	A-1

ii	(2025-A Receivables Purchase Agreement)

RECEIVABLES PURCHASE AGREEMENT dated as of March 12, 2025, (this “Agreement”) between HYUNDAI CAPITAL AMERICA, a California corporation, as seller (the “Seller”), and Hyundai ABS Funding, LLC, a Delaware limited liability company, as depositor (the “Depositor”).

RECITALS

WHEREAS, in the regular course of its business, the Seller has purchased certain retail installment sale contracts secured by new and used automobiles, light-duty trucks, and other types of motor vehicles from motor vehicle dealers;

WHEREAS, the Seller and the Depositor wish to set forth the terms pursuant to which such contracts are to be sold by the Seller to the Depositor; and

WHEREAS, the Depositor intends, concurrently with its purchases hereunder, to convey all of its right, title and interest in and to $2,188,286,865.59 of such contracts to Hyundai Auto Receivables Trust 2025-A (the “Issuer”) pursuant to the Sale and Servicing Agreement dated as of March 12, 2025 (the “Sale and Servicing Agreement”), by and among the Issuer, the Depositor, the Seller, as Seller and Servicer, and Citibank, N.A., as indenture trustee (the “Indenture Trustee”), and the Issuer intends to pledge all of its right, title and interest in such contracts to the Indenture Trustee pursuant to the Indenture.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.
Definitions

Section 1.01           Definitions.

Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement, which contains rules as to usage that are applicable herein.

Section 1.02           Other Definitional Provisions.

(a)            All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)            As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

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(c)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; “or” shall include “and/or”; and the term “including” shall mean “including without limitation”.

(d)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)            Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II.
Conveyance of Receivables

Section 2.01           Conveyance of Receivables.

(a)            In consideration of the Depositor’s delivery to the Seller on the Closing Date of an amount equal to the estimated fair market value of the Purchased Assets, which amount shall be paid in the form of (i) cash, less the par value of the Retained Notes, if any, to be issued to the Seller on the Closing Date, (ii) Retained Notes and (iii) a capital contribution initially made by the Seller to the Depositor (collectively, the “Purchase Price”), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Depositor without recourse (subject to the obligations of the Seller herein) all right, title, and interest of the Seller in and to:

(i)            the Receivables and all moneys identified thereon on or after the Cutoff Date;

(ii)           the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii)          any Liquidation Proceeds and any other proceeds from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor’s single interest or other collateral protection insurance policy;

(iv)          any property that shall have secured any Receivable and that shall have been acquired by or on behalf of the Seller;

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(v)           all documents and other items contained in the Receivable Files;

(vi)          all proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement; and

(vii)         the proceeds of any and all of the foregoing (collectively, with the assets listed in clauses (i) through (vi) above, the “Purchased Assets”).

The Depositor shall make payment in respect of the Purchase Price upon demand by the Seller. The Depositor shall deposit an amount equal to the Reserve Account Deposit into the Reserve Account on the Closing Date, which account shall be an asset of the Issuer and pledged to the Indenture Trustee pursuant to the Indenture.

(b)            The Seller and the Depositor intend that the transfer of the Purchased Assets by the Seller to the Depositor pursuant to this Agreement be a sale of the ownership interest in such assets to the Depositor, rather than the mere granting of a security interest to secure a borrowing. In the event, however, that such transfer is deemed not to be a sale but to be of a mere security interest to secure a borrowing or such transfer is otherwise not effective to sell the Receivables and other property described in Section 2.01(a) hereof, the Seller shall be deemed to have hereby granted to the Depositor a perfected first priority security interest in all such assets, and this Agreement shall constitute a security agreement under applicable law. Pursuant to the Sale and Servicing Agreement and Section 7.04 hereof, the Depositor may sell, transfer and assign to the Issuer (i) all or any portion of the assets assigned to the Depositor hereunder, (ii) all or any portion of the Depositor’s rights against the Seller under this Agreement and (iii) all proceeds thereof. Such assignment may be made by the Depositor with or without an assignment by the Depositor of its rights under this Agreement, and without further notice to or acknowledgement from the Seller. The Seller waives, to the extent permitted under applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Depositor or any assignee of the Depositor relating to such action by the Depositor in connection with the transactions contemplated by the Sale and Servicing Agreement.

Section 2.02           The Closing. The sale and purchase of the Receivables shall take place at a closing at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date, simultaneously with the closing under (a) the Sale and Servicing Agreement, (b) the Indenture and (c) the Trust Agreement.

ARTICLE III.
Representations and Warranties

Section 3.01           Representations and Warranties of Depositor. The Depositor hereby represents and warrants as follows to the Seller and the Indenture Trustee as of the Closing Date:

(a)            Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, including the power, authority and legal right to acquire and sell the Receivables.

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(b)            Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary action.

(c)            No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Depositor’s ability to perform its obligations under the Basic Documents or the consummation of the transactions as contemplated by the Basic Documents.

Section 3.02           Representations and Warranties of Seller.

(a)            The Seller hereby makes the following representations and warranties as of the Closing Date on which the Depositor relies in accepting the Purchased Assets and in transferring the Purchased Assets to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Purchased Assets to the Depositor, the subsequent sale, transfer and assignment of the Purchased Assets by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the same by the Issuer to the Indenture Trustee pursuant to the Indenture:

(i)             Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)            Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would reasonably be expected to materially and adversely affect the Seller’s ability to acquire, own and service the Receivables.

(iii)           Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller had at all relevant times, and has, full power, authority and legal right to sell, transfer and assign the property sold, transferred and assigned to the Depositor hereby and has duly authorized such sale, transfer and assignment to the Depositor by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

(iv)          No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the performance of its obligations under this Agreement and other Basic Documents to which it is a party do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents), or violate any law or, to the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Seller’s ability to perform its obligations under the Basic Documents or the consummation of the transactions as contemplated by the Basic Documents.

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(v)           No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened in writing against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any other Basic Document to which the Seller is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Seller is a party or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Seller is a party.

(vi)          Valid Sale, Binding Obligation. The Basic Documents constitute a valid sale, transfer and assignment to the Depositor of all right, title and interest of the Seller in the Receivables and the proceeds thereof. The Receivables will not be considered part of the Seller’s estate in the event of a bankruptcy of the Seller. This Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(vii)         No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained, other than (A) UCC filings and (B) consents, licenses, approvals, registrations, authorizations or declarations which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or would not materially and adversely affect the ability of the Depositor to perform its obligations under the Basic Documents.

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(viii)        Ordinary Course. The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(ix)           Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller contemplate any pending insolvency.

(x)            Creditors. The Seller did not sell the Receivables to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)           No Notice. The Seller acquired title to the Receivables in good faith, without notice of any adverse claim.

(xii)          Investment Company Act. The Seller is not required to be registered as an “investment company” or “controlled by an investment company” within the meaning of the Investment Company Act of 1940.

(xiii)         Selection Procedures. No selection procedures believed by the Seller to be adverse to the Noteholders were utilized in selecting the Receivables from the Seller’s portfolio of retail installment sale contracts.

(xiv)         Security Interest in Purchased Assets. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Assets in favor of the Depositor, which is prior to all other Liens, other than Permitted Liens and any Lien that will be released prior to the assignment hereunder, and is enforceable against all creditors of and purchasers from the Seller.

(xv)          Good Title to Purchased Assets. Immediately before the sale and assignment under this Agreement, the Seller has good and marketable title to the Purchased Assets free and clear of any Lien, other than Permitted Liens and any Lien that will be released prior to the assignment hereunder, and, immediately after the sale and assignment under this Agreement, the Depositor will have good and marketable title to the Purchased Assets, free and clear of any Lien, other than Permitted Liens.

(xvi)         All Filings Made. All filings (including UCC filings) required to be made in any jurisdiction to give the Issuer a first priority perfected security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest cannot be perfected by the filing of a financing statement) and the Indenture Trustee a first priority perfected security interest in the Receivables will be made within ten days of the Closing Date.

(b)            On the Closing Date, the Seller hereby makes the representations and warranties with respect to the Receivables set forth on Exhibit A to this Agreement, on which the Depositor relies in accepting the Receivables and in transferring the Receivables to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee. Such representations and warranties speak as of the execution and delivery of this Agreement or as of the Cutoff Date, as applicable, but shall survive the sale, transfer and assignment of the Receivables to the Depositor, the subsequent sale, transfer and assignment of the Receivables by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Any inaccuracy in any of such representations or warranties shall be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable.

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(i)             The Seller hereby acknowledges and agrees that under the Sale and Servicing Agreement, the Depositor will transfer to the Issuer the Depositor’s rights under this Agreement, including the representations and warranties of the Seller as set forth on Exhibit A to this Agreement, upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with this Agreement.

(ii)            The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale and Servicing Agreement, including the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A, directly against the Seller as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Purchaser.

ARTICLE IV.
Conditions

Section 4.01           Conditions to Obligation of the Depositor. The obligation of the Depositor to purchase the Receivables is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Cutoff Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Cutoff Date.

(b)            Computer Files Marked. The Seller shall, at its own expense, on or prior to the Cutoff Date, indicate in its computer files that the Receivables have been sold to the Depositor pursuant to this Agreement and deliver to the Depositor the Schedule of Receivables, certified by the Seller’s President, a Vice President or the Treasurer to be true, correct and complete.

(c)            Documents To Be Delivered by the Seller on the Closing Date.

(i)            Evidence of UCC Filing. The Seller shall record and file, at its own expense, a UCC-1 financing statement, in each jurisdiction in which required by applicable law, naming the Seller as debtor and naming the Depositor as secured party, describing the Receivables and the other assets assigned to the Depositor pursuant to Section 2.01 hereof, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and such other assets to the Depositor. The Seller shall deliver to the Depositor a file-stamped copy or other evidence satisfactory to the Depositor of such filing on or prior to the Closing Date.

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(ii)            Other Documents. Such other documents as the Depositor may reasonably request.

(d)            Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture and the Trust Agreement to be consummated on the Closing Date shall be consummated on such date.

Section 4.02           Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Depositor is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True. The representations and warranties of the Depositor hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b)            Receivables Purchase Price. On the Closing Date, the Depositor shall have delivered to the Seller the Purchase Price specified in Section 2.01.

ARTICLE V.
Covenants of the Seller

The Seller agrees with the Depositor and the Indenture Trustee as follows:

Section 5.01           Protection of Right, Title and Interest.

(a)            Filings. The Seller shall cause, at its own expense, all financing statements and continuation statements and any other necessary documents (other than the costs to re-title the Financed Vehicles in order to name a party other than the Seller as lienholder) covering the right, title and interest of the Seller, the Depositor, the Trust and the Indenture Trustee, respectively, in and to the Receivables and the other property included in the Trust Estate to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Depositor hereunder, the Trust under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture in and to the Receivables and the other property included in the Trust Estate. The Seller shall deliver to the Depositor and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Depositor shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b)            Name Change. If the Seller makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Depositor, the Indenture Trustee and the Owner Trustee prompt written notice thereof and shall promptly file such financing statements or amendments as may be necessary to continue the perfection of the Depositor’s and the Indenture Trustee’s interest in the property conveyed pursuant to Section 2.01.

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Section 5.02           Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Receivables, and the Seller shall defend the right, title and interest of the Depositor, the Trust and the Indenture Trustee in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

Section 5.03           Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Depositor’s, the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Receivables and the other property included in the Trust Estate.

ARTICLE VI.
Indemnification

Section 6.01           Indemnification.

Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless the Depositor and its officers, directors, agents and employees from and against any and all damages, losses, claims, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Losses”) at any time imposed on or incurred by any of the Depositor and its officers, directors, agents and employees arising out of or otherwise relating to this Agreement, the transactions contemplated hereby or the acquisition of any of the Receivables, or any action taken or omitted by any of such parties, whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Losses to the extent (a) such Indemnified Losses resulted from gross negligence or willful misconduct of the Depositor or its officers, directors, agents or employees seeking indemnification, (b) due to the financial inability of the Obligor to pay a Receivable and for which reimbursement would constitute recourse to the Seller for uncollectible Receivables or (c) such Indemnified Losses include taxes on, or measured by, the overall net income of the Depositor or its officers, directors, agents and employees.

ARTICLE VII.
Miscellaneous Provisions

Section 7.01           Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

Section 7.02           Repurchase Events. The Seller hereby covenants and agrees that if the Seller discovers or is notified by a Requesting Party with a Repurchase Request regarding a breach of any of the Seller’s representations and warranties contained in Section 3.02(b) at the time such representations and warranties were made, the Seller will investigate the Receivable to confirm the breach and determine if the breach materially and adversely affects the interests of the Issuer or the Noteholders and triggers a repurchase event (“Repurchase Event”). Upon discovery by any party hereto of a Repurchase Event, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided, that delivery of a Servicer’s Certificate shall be deemed to constitute prompt written notice thereof to the other party; provided, further, that the failure to give such notice shall not affect any obligation of the Seller under this Section 7.02. Following a Repurchase Event, the Seller shall either (a) correct or cure such breach or (b) purchase any Receivable materially and adversely affected by such breach from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier Payment Date) after the date that the Seller became aware of or was notified and confirmed such breach. Any such breach or failure will be deemed not to materially and adversely affect the Noteholders or the Issuer if such breach or failure does not affect the ability of the Issuer or the Noteholders to receive and retain timely payment in full on such Receivable. Any such purchase by the Seller shall be at a price equal to the Purchased Amount. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Purchased Amount by depositing such amount into the Collection Account on the Business Day preceding the Payment Date of repurchase (or, if the Seller elects, an earlier Payment Date). Upon payment of such Purchased Amount by the Seller, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Seller or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the right to cause the Seller to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders, the Owner Trustee, the Certificateholders and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 7.02.

Section 7.03           Depositor Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the Seller all of the Depositor’s right, title and interest in and to such Receivables and all security and documents relating thereto.

Section 7.04           Transfer to the Issuer. The Seller acknowledges and agrees that (1) the Depositor will, pursuant to the Sale and Servicing Agreement, transfer and assign the Receivables and assign its rights under this Agreement with respect thereto to the Issuer and, pursuant to the Indenture, the Issuer will pledge the Receivables to the Indenture Trustee, and (2) the representations and warranties contained in this Agreement and the rights of the Depositor under this Agreement, including under Section 7.02, are intended to benefit the Issuer, the Noteholders and the Certificateholder. The Seller hereby consents to such transfers and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee, the Owner Trustee or the Issuer shall have the same force and effect as if the right or remedy had been enforced or executed by the Depositor.

Section 7.05           Amendment.

(a)            This Agreement may be amended from time to time, with prior written notice to the Rating Agencies but without the consent of the Noteholders or the Certificateholder, by a written amendment duly executed and delivered by the Seller and the Depositor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholder subject to the satisfaction of one of the following conditions:

(i)            the Depositor or the Seller delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders (and, if the Certificates are then held by anyone other than the Depositor or a U.S. Affiliate of the Depositor, the Certificateholders); or

(ii)            the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes) with respect to such action.

(b)            This Agreement may also be amended by the Seller and the Depositor, with prior written notice to the Rating Agencies and the prior written consent of Holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Class of the Notes and Holders of Certificates evidencing at least a majority of the Certificate Percentage Interests (excluding, for purposes of this Section 7.05, Certificates held by the Seller or any of its affiliates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment may (i) reduce the interest rate or principal amount of any Note or the percentage interest of any Certificate or delay the Stated Maturity Date of any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage of the Notes or the Certificates that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates.

Section 7.06           Waivers. No failure or delay on the part of the Depositor, the Issuer or the Indenture Trustee in exercising any power, right or remedy under this Agreement or the Bill of Sale shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 7.07           Notices. All demands, notices and communications under this Agreement shall be in writing, electronically delivered, personally delivered or mailed by certified mail, return receipt requested, to: (1) in the case of the Seller, Hyundai Capital America, 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: Treasurer; (2) in the case of the Depositor, Hyundai ABS Funding, LLC, 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: President and Secretary; (3) in the case of Fitch, to Fitch Ratings, Inc., 300 W. 57th Street, New York, NY 10019, Attention: Asset Backed Surveillance; and (4) in the case of S&P, via electronic delivery to Servicer_reports@sandp.com or at the following address: S&P Global Ratings, 55 Water Street (40th Floor), New York, New York 10041, Attention: ABS Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 7.08           Costs and Expenses. The Seller shall pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Depositor, in connection with the perfection as against third parties of the Depositor’s, the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

Section 7.09           Representations of the Seller and the Depositor. The respective agreements, representations, warranties and other statements by the Seller and the Depositor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.02 and the transfers and assignments referred to in Section 7.04.

Section 7.10           Confidential Information. The Depositor agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except to enforce the Depositor’s rights hereunder, under the Receivables, under the Sale and Servicing Agreement or any other Basic Document, or as required by any of the foregoing or by law.

Section 7.11           Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers are to such Sections of this Agreement.

Section 7.12           GOVERNING LAW. THIS AGREEMENT AND THE ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.13           Counterparts; Electronic Signatures and Transmission.

(a)            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The Indenture Trustee and the Issuer are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of facsimiled signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Indenture Trustee and the Issuer may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee or the Issuer, including, without limitation, the risk of either the Indenture Trustee or Issuer acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(c)            The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(d)            Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission may be required to complete a one-time registration process.

Section 7.14           Third Party Beneficiary. The Indenture Trustee is an express third party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement as if it were a party hereto.

Section 7.15           No Proceedings. So long as this Agreement is in effect, and for one year plus one day following its termination, the Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy law or similar law against the Trust.

Section 7.16           Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

Section 7.17           Dispute Resolution.

(a)            If a Requesting Party submits a Repurchase Request to the Seller pursuant to Section 7.02 of this Agreement and the Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by the Seller, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration pursuant to this Section 7.17. Dispute resolution to resolve any repurchase request will be available regardless of whether the Noteholders vote to direct an Asset Representations Review.

(b)            The Requesting Party will provide notice in accordance with the provisions of Section 7.07 of its intention to refer the matter to mediation (including non-binding arbitration) or binding arbitration, as applicable, to the Seller, with a copy to the Issuer, the Depositor, the Owner Trustee and the Indenture Trustee. The Seller agrees that it will participate in the resolution method selected by the Requesting Party. Any settlement agreement reached in a mediation and any decision by an arbitrator in a binding arbitration shall be binding upon the Requesting Party, the Issuer, the Owner Trustee, and the Indenture Trustee with respect to the Receivable that is the subject matter of the Repurchase Request, and, in that situation, issues relating to that Receivable may not be re-litigated by the Requesting Party or the Seller or become the subject of a subsequent Repurchase Request by the Requesting Party in mediation (including non-binding arbitration), arbitration, court, or otherwise.

(c)            If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)            The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)           The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Seller as part of the mediation.

(iii)          The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA.

(d)            If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i)            The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the Requesting Party and the Seller, and if the Requesting Party and the Seller are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)           The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii)          The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Requesting Party shall not be required to pay more than the applicable Purchased Amount with respect to any receivable which such Requesting Party is required to repurchase under the terms of this Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the Requesting Party and the Seller as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the Requesting Party and the Seller. For binding arbitration, the determination of the arbitrator will be final and non-appealable (absent manifest error), except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the Requesting Party and the Seller and the matter.

(iv)          By selecting binding arbitration, the Requesting Party waives the right to sue in court, including the right to a trial by jury.

(e)            The following provisions will apply to both mediations (including non-binding arbitrations) and arbitrations:

(i)            Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Seller;

(ii)           Notwithstanding this dispute resolution provision, the Requesting Party and the Seller will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

Other than as publicly available with the Commission or otherwise publicly disclosed, the details and/or existence of any unfulfilled Repurchase Request, any meetings or discussions regarding any unfulfilled Repurchase Request, mediations or arbitration proceedings conducted under this Section 7.17, including all offers, promises, conduct and statements, whether oral or written, made in the course of the Requesting Party and the Seller’s attempt to resolve an unfulfilled Repurchase Request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except as permitted in accordance with applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 7.17) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Requesting Party, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 7.17), if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

HYUNDAI CAPITAL AMERICA

By:
Name:	Kwan Mook Lim
Title:	Chief Financial Officer

S-1	(2025-A Receivables Purchase Agreement)

Hyundai ABS Funding, LLC

By:
Name:	Charley Yoon
Title:	President and Secretary

S-2	(2025-A Receivables Purchase Agreement)

SCHEDULE I

Schedule of Receivables

[To be delivered to the Trust at Closing]

I-1	(2025-A Receivables Purchase Agreement)

EXHIBIT A

Representations and Warranties
as to the Receivables

(i)             Characteristics of Receivables. Each Receivable:

(a)            was originated by a Dealer located in the United States of America for the retail sale of a Financed Vehicle, is payable in United States dollars, has been signed or electronically authenticated by the Obligor and the Dealer thereto, has been purchased by the Seller from such Dealer under an existing Dealer Agreement and has been validly assigned by such Dealer to the Seller,

(b)            has created or shall create a first priority security interest in favor of the Seller in the Financed Vehicle, which security interest has been assigned by the Seller to the Depositor and by the Depositor to the Issuer,

(c)            contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor,

(d)            provided, at origination, for fixed level monthly payments (provided that the first and last payments may be different from but in no event more than three times the level payments) that fully amortize the Amount Financed over the original number of scheduled payments,

(e)           amortizes using the simple interest method,

(f)            has an Obligor which is not an affiliate of the Seller,

(g)           has an Obligor which is not listed on Seller’s electronic records related to receivables as a government or governmental subdivision or agency, and

(h)           has an Obligor which is not shown on the Servicer’s electronic records related to receivables as a debtor in pending bankruptcy proceeding,

(ii)            Compliance with Law. Each Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

(iii)           Binding Obligation. Each Receivable represents the legal and binding payment obligation of the Obligor, enforceable in all material respects by the holder of the Receivable, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles, consumer protection laws and the Servicemembers Civil Relief Act.

(iv)           Chattel Paper. Each Receivable constitutes either “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the state of origination. If such Receivable constitutes electronic chattel paper, the Seller has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC.

A-1	(2025-A Receivables Purchase Agreement)

(v)            One Original. There is only one executed original, electronically authenticated original or authoritative copy of the “contract” (within the meaning of the UCC) related to each Receivable.

(vi)           Receivables in Force. As of the Cutoff Date, the Servicer’s electronic records related to receivables do not indicate that any Receivable was satisfied, subordinated or rescinded, or that any Financed Vehicle was released from the Lien of the related Receivable. As of the Cutoff Date, none of the material terms of any Receivable has been expressly waived, altered or modified in any material respect since its origination, except by instruments or documents identified in the Seller’s receivable system.

(vii)          Lawful Assignment. The terms of the Receivable do not prohibit the sale, transfer and assignment of such Receivable under this Agreement, the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.

(viii)         Title. Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien that will be released prior to the assignment of such Receivable hereunder), and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to each Receivable, free and clear of all Liens except Permitted Liens.

(ix)            No Defenses. The Servicer’s electronic records related to receivables do not reflect any right of rescission, setoff, counterclaim or defense asserted or threatened by any Obligor for any Receivable indicated in the Seller’s receivable system.

(x)             No Default. As of the Cutoff Date, the Servicer’s receivable system did not disclose that there was any payment default under the terms of any Receivable (other than payment delinquencies of not more than 30 days).

(xi)            Insurance. Under the terms of each Receivable, the Obligor is required to maintain physical damage insurance covering the related Financed Vehicle.

(xii)           Individual Characteristics. Each Receivable has the following individual characteristics as of the Cutoff Date:

(a)            each Receivable had an original number of scheduled payments of not less than 24 or more than 84,

(b)            no Receivable was more than 30 days past due as of the Cutoff Date,

(c)            no Receivable has a final scheduled payment date after November 7, 2031,

(d)            no Receivable has an APR of less than 0.00%,

(e)            each Receivable has a remaining number of scheduled payments of at least 6 and not more than 81,

(f)             each Receivable has a remaining balance of at least $5,000.00 and not greater than $100,000.00, and

(g)            each Receivable is secured by a new or used automobile, light-duty truck or other type of motor vehicle.

A-2	(2025-A Receivables Purchase Agreement)